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                                                                       EXHIBIT 1





Securities and Exchange Commission
Washington, D.C. 20549


March 20, 1998


Ladies and Gentlemen:

We were previously principal accountants for ErgoBilt, Inc. (ErgoBilt) and, under the date of March 21, 1997, we reported on the financial statements of ErgoBilt as of December 31, 1995 and 1996 and for the period from June 12, 1995 to December 31, 1995 and the year ended December 31, 1996. Under the date of March 18, 1997, we also reported on the financial statements of BodyBilt Seating, Inc. as of and for the years ended December 31, 1995 and 1996. On March 16, 1998, our appointment as principal accountants was terminated. We have read ErgoBilt's statements included under Item 4 of its Form 8-K dated March 20, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with ErgoBilt's statement that the change was approved by the board of directors. Further, we are not in a position to agree or disagree with ErgoBilt's statement that Coopers & Lybrand LLP was not consulted regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on ErgoBilt's financial statements.


Very truly yours,


/s/ KPMG PEAT MARWICK LLP